                                                                    Exhibit 99.1




FOR IMMEDIATE RELEASE:  June 4, 2002

CONTACT:   Don Smith

724-352-7520





                 SYLVAN INC. APPOINTS NEW INDEPENDENT ACCOUNTANT
                 -----------------------------------------------

Saxonburg, PA - June 4, 2002: Sylvan Inc. (Nasdaq: SYLN) today announced that its board of directors appointed Ernst & Young LLP as the company's independent accountant for 2002. The action was taken following the board's dismissal of Arthur Andersen LLP, Sylvan's previous independent accountant, effective May 31, 2002.

A leader in fungal technology, Sylvan Inc. is a preeminent worldwide producer and distributor of products for the mushroom industry, specializing in spawn (the equivalent of seed for mushrooms) and spawn-related products and services, and is a major grower of fresh mushrooms in the United States.





                                      -end-